Exhibit 99.1
CHARTER COMMUNICATIONS HOLDINGS, LLC and
CCH I HOLDINGS, LLC
Offer to Exchange
$150,704,000 Principal Amount of 11.125% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 11.125% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$470,907,287 Principal Amount of 9.920% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 9.920% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$299,098,000 Principal Amount of 10.00% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 10.00% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$814,590,000 Principal Amount of 11.75% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 11.75% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005,
$580,671,000 Principal Amount of 13.50% Senior Accreting Notes due 2014 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 13.50% Senior Accreting Notes due 2014 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on September 28, 2005, and
$216,719,000 Principal Amount of 12.125% Senior Accreting Notes due 2015 of CCH I Holdings, LLC and CCH I Holdings Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding and 12.125% Senior Accreting Notes due 2015 issued by CCH I Holdings, LLC and CCH I Holdings Capital Corp. on
September 28, 2005
and
CHARTER COMMUNICATIONS HOLDINGS, LLC and
CCH I, LLC
Offer to Exchange
$3,525,000,000 in Principal Amount of 11.00% Senior Secured Notes due 2015 of CCH I, LLC and CCH I Capital Corp. which have been registered under the Securities Act of 1933 for any and all outstanding 11.00% Senior Secured Notes due 2015 issued by CCH I, LLC and CCH I Capital Corp. on September 28, 2005
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[                     ], 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). OUTSTANDING NOTES
TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
EXPIRATION DATE. AFTER THE EXPIRATION DATE HAS BEEN EXTENDED, OUTSTANDING NOTES
TENDERED PURSUANT TO THE EXCHANGE OFFER AS OF THE PREVIOUSLY SCHEDULED
EXPIRATION DATE MAY NOT BE WITHDRAWN AFTER THE DATE OF THE PREVIOUSLY
SCHEDULED EXPIRATION DATE.
To Registered Holders and The Depository Trust Company Participants:
      We are enclosing herewith the materials listed below relating to the offer by CCH I Holdings, LLC, a Delaware limited liability company, and CCH I, LLC, a Delaware limited liability company (together, the “Issuers”), to exchange their notes currently outstanding (the “outstanding notes”), which are not registered under the Securities Act of 1933, for a like aggregate principal amount of the Issuers’ new notes to be issued in the Exchange Offer (the “new notes”), which have been registered under the Securities Act of 1933, upon the terms and subject to the conditions set forth in the Issuers’ Prospectus, dated February      , 2006 (the “Prospectus”) and the related Letter of Transmittal (which, together with the Prospectus constitute the “Exchange Offer”).
      Enclosed herewith are copies of the following documents:

1. Prospectus;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery; and

4. Letter which may be sent to your clients for whose account you hold outstanding notes in your name or in the name of your nominee, with space provided for obtaining such client’s instruction with regard to the Exchange Offer.

      We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.
      The Exchange Offer is not conditioned upon any minimum number of outstanding notes being tendered.
      The Issuers will not pay any fee or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of outstanding notes pursuant to the Exchange Offer. The Issuers will pay or cause to be paid any transfer taxes payable on the transfer of outstanding notes to it, except as otherwise provided in Instruction 11 of the enclosed Letter of Transmittal.
      Additional copies of the enclosed material may be obtained from the Exchange Agent.

Instructions with Respect to the Exchange Offer
      The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the outstanding notes for the new notes, which have been registered under the Securities Act of 1933, respectively, upon the terms and subject to the conditions set forth in the Exchange Offer.
      This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the outstanding notes held by you for the account of the undersigned.
      The aggregate face amount of the outstanding notes held by you for the account of the undersigned is (fill in an amount):

$ of the	11.125% Senior Notes due 2014
      $                               of the 9.920% Senior Discount Notes due 2014
      $                               of the 10.000% Senior Notes due 2014
      $                               of the 11.750% Senior Discount Notes due 2014
      $                               of the 13.500% Senior Discount Notes due 2014
      $                               of the 12.125% Senior Discount Notes due 2015
      $                               of the 11.000% Senior Notes due 2015
      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following outstanding notes held by you for the account of the undersigned (insert amount of outstanding notes to be tendered (if any)):
      $                               of the 11.125% Senior Notes due 2014
      $                               of the 9.920% Senior Discount Notes due 2014
      $                               of the 10.000% Senior Notes due 2014
      $                               of the 11.750% Senior Discount Notes due 2014
      $                               of the 13.500% Senior Discount Notes due 2014
      $                               of the 12.125% Senior Discount Notes due 2015
      $                               of the 11.000% Senior Notes due 2015
☐     Not to tender any outstanding notes held by you for the account of the undersigned.
      If the undersigned instructs you to tender the outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the new notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person is engaging in or intends to engage in the distribution of the new notes, (iii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new notes, and (iv) neither the undersigned nor any such other person is an “affiliate” of the Issuers as defined in Rule 405 under the Securities Act or, if the undersigned is an “affiliate,” that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an “affiliate”) that will receive new notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such new notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act of 1933 in connection with any resale of such new notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933.

Name of beneficial owner(s):
Signature(s):
Name(s)(please print):
Address:
Telephone Number:
Taxpayer Identification or Social Security Number:
Date:

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